EXHIBIT 99.1


For further information contact:
Company Contact:
John Varian
Chief Financial Officer
650-853-1500

FOR IMMEDIATE RELEASE

     Neurex Believes Recently Filed Lawsuit to be Without Merit

MENLO PARK, Calif., July 21, 1998 - Neurex Corporation (NASDAQ: NXCO) announced today that a purported class action has been filed against the Company, its Board of Directors and certain officers alleging, among other things, that the consideration Neurex shareholders will receive upon the consummation of the pending merger between Neurex and Elan Corporation announced April 29, 1998 is inadequate. Neurex believes this suit to be without merit and plans to defend itself vigorously.


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